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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20575) pertaining to the Sparta Pharmaceuticals, Inc. Amended 1991 Stock Plan, the Registration Statement (Form S-3 No. 333-13621) pertaining to the registration of 25,323,853 shares of Common Stock and 11,309,722 Class C Warrants, the Registration Statement (Form S-3 No. 333-25211) pertaining to the registration of 2,035,000 shares of Common Stock, the Registration Statement (Form S-8 No. 333-35311) pertaining to the registration of 5,000,000 shares of Common Stock and Amendment No. 1 to the Registration Statement (Form S-4 No. 333-80517) pertaining to the registration of 650,000 shares of Common Stock and to the inclusion or incorporation by reference therein of our report dated January 31, 1996, with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
June 29, 1999